UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2017

THE DAVEY TREE EXPERT COMPANY
(Exact name of registrant as specified in its charter)

Ohio	000-11917	34-0176110
(State or other jurisdiction of incorporation)	(Commission File Number)	(Employer Identification Number)

1500 North Mantua Street
P.O. Box 5193
Kent, Ohio 44240
(Address of principal executive offices) (Zip Code)

(330) 673-9511
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 3, 2017, the Board of Directors of The Davey Tree Expert Company (the “Company”) approved an amendment to the Company’s 401KSOP Match Restoration Plan (the “Restoration Plan”). The Restoration Plan, a nonqualified retirement plan, was adopted in 2003 for the benefit of certain participants in The Davey 401KSOP and ESOP savings plan, including executive officers, management and/or highly compensated employees and supplements employee benefits that are restricted due to limitations imposed by the Internal Revenue Service.
The amendment to the Restoration Plan, effective as of January 1, 2017, provides for (1) a change in the definition of a participant to limit new entrants to those individuals designated as a participant in the Company’s Long Term Incentive Plan and (2) a change in the interest rate for employee accounts maintained under the Restoration Plan from seven percent per annum to the rate in effect under the Company’s Payroll Savings Program.
The foregoing description of the amendment to the Restoration Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Exhibit Description
10.1	Second Amendment to The Davey Tree Expert Company 401KSOP Match Restoration Plan, dated March 3, 2017 (effective as of January 1, 2017).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE DAVEY TREE EXPERT COMPANY

By:	/s/ Joseph R. Paul
Joseph R. Paul, Executive Vice President,
Chief Financial Officer and Secretary

Date: March 9, 2017